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                                  ATTACHMENT C

                              CONSENT OF KPMG LLP.








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                                                                      Exhibit 23


                         Consent of Independent Auditors



The Board of Directors
WSFS Financial Corporation:

We consent to incorporation by reference in the Registration Statements (No. 33-56108, No. 333-26099, 333-33713 and No. 333-40032) on Form S-8 of WSFS
Financial Corporation of our report dated January 21, 2002, relating to the consolidated statement of condition of WSFS Financial Corporation and subsidiaries as of December 31, 2001, and 2000, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of WSFS Financial Corporation.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities.



/s/ KPMG LLP

Philadelphia, Pennsylvania
March 25, 2002